Exhibit 1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of August 11, 2016, is entered into by and between (i) KKTY Holding Company, L.L.C., a Delaware limited liability company (the “Seller”), (ii) Kohlberg & Company, L.L.C., a Delaware limited liability company (the “Kohlberg Manager”), (iii) Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors IV, L.P., Kohlberg Partners IV, L.P., and KOCO Investors IV, LP, each a Delaware limited partnership (collectively, the “Kohlberg Funds”), (iv) Kohlberg Management IV, L.L.C., a Delaware limited liability company (the “Kohlberg GP”), (v) VPC SBIC I, LP, a Delaware limited partnership (“Buyer”) and (vi) Katy Industries, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Seller (an Affiliate of the Kohlberg Manager) currently owns 1,131,551 shares of preferred stock (“Preferred Stock”), par value $100 per share, of the Company (the “Shares”).

WHEREAS, the Shares are currently convertible into 18,859,183 shares of common stock, par value $1.00 per share (“Common Stock”) of the Company.

WHEREAS, the Seller desires to sell to Buyer, and the Buyer desires to purchase from the Seller, the Shares.

WHEREAS, in connection with the transactions contemplated herein, the Seller, the Kohlberg Manager, the Kohlberg Funds, the Kohlberg GP, the Buyer and certain of its Affiliates and the Company and certain of its Affiliates are entering into that certain Mutual Release Agreement (the “Release”) on the date hereof, pursuant to which the parties thereto have agreed to release various claims pursuant to the terms and subject to the conditions set forth in the Release.

WHEREAS, the Buyer is entering into that certain Fourth Amendment to Second Lien Credit and Security Agreement on the date hereof with the Company (the “Fourth Amendment”) to amend that certain Second Lien Credit and Security Agreement, dated as of April 7, 2015, by and among the Company, certain of the Company’s Subsidiaries, the Buyer and Victory Park Management, LLC (as previously amended and together with the Fourth Amendment and any further amendments entered into from time to time, the “Second Lien Credit Agreement”), which together with the Release and this Agreement is part of a single combined transaction (neither of which would be consummated without the other).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Buyer, the Seller, the Kohlberg Manager, the Kohlberg Funds, the Kohlberg GP and the Company (collectively, the “Parties”) hereby agree as follows:

ARTICLE I.
TRANSACTIONS

1.1           Purchase of Shares.

(a)           The Seller hereby sells, conveys, assigns, transfers and delivers to the Buyer all of its right, title and interest in, to and under the Shares free and clear of all Liens.

(b)           The Buyer hereby acquires and accepts assignment of the Shares being conveyed, assigned, transferred and delivered to it hereunder.

(c)           In exchange, and as consideration, for the sale of the Shares by the Seller, the Buyer hereby agrees to pay the Purchase Price to the Seller on the date hereof by wire transfer of immediately available funds to an account designated by the Seller.

(d)           The Company hereby consents to and approves the sale and transfer of the Shares from the Seller to the Buyer and agrees to reflect the Buyer on the books and records of the Company as the holder of all of the Shares.

1.2           Closing.

(a)           The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with the execution of this Agreement by the electronic exchange of documents and signatures.  The date of the actual Closing (which is the date hereof) is referred to as the “Closing Date”.

(b)           At the Closing, the Seller shall deliver or cause to be delivered to the Buyer an instrument of transfer with respect to the Shares held by the Seller and, to the extent applicable, certificates representing the Shares, free and clear of all Liens, duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney from the Seller duly executed in blank, in either case by the holder of record, together with evidence satisfactory to the Buyer that the Buyer has been entered upon the books and records of the Company as the holder of all of the Shares.

1.3           Board of Directors.

(a)           On the date hereof (i) the Company has secured resignations, effective immediately, from all of its current members of the board of directors (the “Board”) other than David Feldman (the “Resigning Directors”) and (ii) David Feldman, as the remaining director, has appointed Charles Asfour to the Board to replace the Resigning Directors effective immediately.  As soon as practicable following the Closing, the Company shall file a Schedule 14F information statement with the Securities and Exchange Commission and distribute the same to the Company’s stockholders, and ten (10) days thereafter nominate and appoint two individuals designated by the Buyer to fill the Board vacancies (such individuals and Charles Asfour to be collectively referred to herein as, the “VPC Board Designees” and each, a “VPC Board Designee”).

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(b)           In connection with any annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company at which directors of the Board are to be elected following the Closing, the Company shall take all reasonably necessary action within its control and use its reasonable best efforts to cause (i) to be nominated for election (or re-election, as the case may be) to the Board of, (ii) the Board to unanimously recommend that the stockholders of the Company vote in favor of election to the Board of, and (iii) the solicitation of proxies in favor of the election to the Board of, any VPC Board Designee whose term of office expires at such stockholder meeting (or, in the discretion of Buyer, such replacements thereof, successors thereto or additions thereto designated by Buyer).  If at any time a VPC Board Designee ceases to be a director, or if the Board, in good faith and after consultation with counsel, determines that it cannot nominate a VPC Board Designee without violating fiduciary duties, the Company shall promptly notify the Buyer of such determination, and the Company shall take all reasonably necessary action within its control to cause the vacancy created thereby to be filled by a different individual designated by Buyer.  Notwithstanding the foregoing, if Buyer or VPC Board Designees take actions contrary to the obligations of the Company set forth in this Section 1.3, the Company shall be relieved of its obligations under this Section 1.3 to the extent of any such actions by Buyer or the VPC Board Designees.

(c)           As soon as practicable following the Closing, the Company shall enter into an indemnification agreement with each VPC Board Designee in substantially the form attached hereto as Exhibit A (and shall thereafter enter into a similar indemnification agreement with any replacement thereof or any successor or addition thereto designated by Buyer upon such replacement’s, successor’s or addition’s election to the Board) providing for the indemnification of such VPC Board Designee (or such replacement, successor or addition designated by Buyer) in connection with such designee’s service to the Company.

1.4           Management Agreement Termination.  That certain Management Agreement, dated as of June 28, 2001 (as amended, revised or otherwise modified), by and among the Company and the Kohlberg Manager, together with any other similar advisory agreements between any of the Kohlberg Parties and/or their respective Affiliates or Representatives on the one hand, and the Company and/or its Subsidiaries on the other hand (collectively, the “Management Agreement”), are hereby irrevocably and unconditionally terminated, and shall be of no further force or effect; provided, that notwithstanding the foregoing, and subject in all respects to the terms of the Release, any rights and claims with respect to indemnification set forth in Section 4 of the Management Agreement will survive the termination of such agreement in accordance with Section 13 thereof (the “Surviving Indemnification Rights”).  Except as expressly set forth in the Release, neither the Company nor any of its Subsidiaries shall have any liabilities or obligations under or with respect to any Management Agreement from and after the date hereof (including with respect to any amounts owed to any of the Kohlberg Parties and/or their respective Affiliates under the Management Agreement) other than with respect to the Surviving Indemnification Rights.

1.5           Authorized Shares and Par Value.  As of the date hereof, the Company only has 8,189,641 shares of Common Stock that are unissued or not reserved for issuance (such number of unissued and unreserved shares at any time, the “Remaining Shares”), which amount is below the number of shares sufficient for the issuance of shares of Common Stock upon the exercise in full of the conversion rights under Section 2.01(c) of the Second Lien Credit Agreement.  If at any time the number of Remaining Shares authorized and reserved for issuance is below the number of shares sufficient for the issuance of shares of Common Stock upon the exercise in full of the conversion rights under Section 2.01(c) of the Second Lien Credit Agreement, the Company, as soon as practicable following the request of the Buyer, shall take all corporate action necessary, and use the Company’s reasonable best efforts, to increase the number of shares that the Company is authorized to issue and to reserve a sufficient number of shares to allow the Buyer to exercise in full its conversion rights, including without limitation, (i) calling and holding a special meeting of the stockholders to authorize additional shares to meet the Company’s obligations under Section 2.01(c) of the Second Lien Credit Agreement, in the case of an insufficient number of authorized shares, (ii) using reasonable best efforts to cause the Board to unanimously recommend that the stockholders of the Company vote in favor of increasing such authorized number of shares and (iii) using its reasonable best efforts to solicit proxies and to obtain stockholder approval of an increase in such authorized number of shares; provided, that until such increase in the authorized number of shares has been completed, any portion of the loan under Section 2.01(a) of the Second Lien Credit Agreement contemplated to be converted into Common Stock under Section 2.01(c) of the Second Lien Credit Agreement in excess of the Remaining Shares shall not occur.  Additionally, as soon as practicable following the request of the Buyer, the Company shall take all corporate action necessary, and use the Company’s reasonable best efforts, to decrease the par value of the Common Stock to nothing or to a par value equal to or less than the per share conversion price set forth in Section 2.01(c)(i) of the Second Lien Credit Agreement, including without limitation, (1) calling and holding a special meeting of the stockholders to authorize such reduction, (2) using best efforts to cause the Board to unanimously recommend that the stockholders of the Company vote in favor of such reduction and (3) otherwise using its best efforts to obtain stockholder approval of such reduction; provided, that until such decrease in par value has been completed, there shall be no conversion of the loan under Section 2.01(a) of the Second Lien Credit Agreement.

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ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the other Parties as of the date hereof as follows:

2.1           Organization and Power.  The Buyer has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it was formed.

2.2           Due Authorization.  The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of managers or similar governing body of the Buyer, and no other proceeding on the part of the Buyer is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by the Buyer, and this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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2.3           No Conflict.  The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of, any applicable Law, the organizational documents of the Buyer, or any Contract to which the Buyer is a party or by which the Buyer may be bound, or terminate or result in the termination of any such Contract, or constitute an event which, after notice or lapse of time or both, would reasonably be expected to result in any such violation, breach or termination, except to the extent that the occurrence of the foregoing would not reasonably be expected to have a material adverse effect on the ability of the Buyer to enter into and perform its obligations under this Agreement.

2.4           Litigation and Proceedings.  There are no Actions pending or, to the knowledge of the Buyer, threatened against the Buyer before or by any Governmental Authority that, if determined adversely, would reasonably be expected to have an adverse effect on the ability of the Buyer to enter into and perform its obligations under this Agreement.  There is no unsatisfied judgment or any Governmental Order binding upon the Buyer which would reasonably be expected to have a material adverse effect on the ability of the Buyer to enter into and perform its obligations under this Agreement.

2.5           Governmental Authorities; Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person is required on the part of the Buyer with respect to the Buyer’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.6           Brokers’ Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by the Buyer or any of its Affiliates.

2.7           Securities Matters.  The Shares are being acquired by Buyer for investment only and not with a view to distribution in violation of the Securities Act of 1933 (the “Securities Act”).  Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment pursuant hereto, and Buyer is capable of bearing the economic risk of such investment, including a complete loss thereof.  The offer, sale and issuance of the Shares pursuant hereto will be exempt from the registration requirements of the Securities Act and all applicable state securities Laws.  Buyer understands and agrees that it may not sell or dispose of any of the Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act and applicable state securities Laws.  Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE KOHLBERG PARTIES

Each of the Seller, the Kohlberg Manager, the Kohlberg Funds and the Kohlberg GP (each, a “Kohlberg Party” and collectively the “Kohlberg Parties”) hereby represents and warrants to the other Parties as of the date hereof as follows:

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3.1           Organization and Power.  Such Kohlberg Party has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it was formed.

3.2           Due Authorization.  Such Kohlberg Party has all requisite power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of managers, general partner or similar governing body of such Kohlberg Party, and no other proceeding on the part of such Kohlberg Party is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by such Kohlberg Party, and this Agreement constitutes a legal, valid and binding obligation of such Kohlberg Party, enforceable against such Kohlberg Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3.3           No Conflict.  The execution and delivery of this Agreement by such Kohlberg Party and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of, any applicable Law, the organizational documents of such Kohlberg Party, or any Contract to which such Kohlberg Party is a party or by which such Kohlberg Party may be bound, or terminate or result in the termination of any such Contract, or constitute an event which, after notice or lapse of time or both, would reasonably be expected to result in any such violation, breach or termination, except to the extent that the occurrence of the foregoing would not reasonably be expected to have a material adverse effect on the ability of such Kohlberg Party to enter into and perform its obligations under this Agreement.

3.4           Litigation and Proceedings.  There are no Actions pending or, to the knowledge of such Kohlberg Party, threatened against such Kohlberg Party before or by any Governmental Authority that, if determined adversely, would reasonably be expected to have an adverse effect on the ability of such Kohlberg Party to enter into and perform its obligations under this Agreement.  There is no unsatisfied judgment or any Governmental Order binding upon such Kohlberg Party which would reasonably be expected to have a material adverse effect on the ability of such Kohlberg Party to enter into and perform its obligations under this Agreement.

3.5           Governmental Authorities; Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person is required on the part of such Kohlberg Party with respect to such Kohlberg Party’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

3.6           Brokers’ Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by any Kohlberg Party or any of their respective Affiliates.

3.7           Ownership.  The Seller is the sole owner, free and clear of all Liens, of the Shares.  The Seller is not a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders (or similar) agreement with respect to the sale or voting of any of the Shares.  The Shares being transferred pursuant to this Agreement are convertible into 18,859,183 shares of Common Stock.

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ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the other Parties as of the date hereof as follows:

4.1           Organization and Power.  The Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it was formed.

4.2           Due Authorization.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or similar governing body of the Company, and no other proceeding on the part of the Company is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

4.3           No Conflict.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of, any applicable Law, the organizational documents of the Company, or any Contract to which the Company is a party or by which the Company may be bound, or terminate or result in the termination of any such Contract, or constitute an event which, after notice or lapse of time or both, would reasonably be expected to result in any such violation, breach or termination, except to the extent that the occurrence of the foregoing would not reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

4.4           Litigation and Proceedings.  There are no Actions pending or, to the knowledge of the Company, threatened against the Company before or by any Governmental Authority that, if determined adversely, would reasonably be expected to have an adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.  There is no unsatisfied judgment or any Governmental Order binding upon the Company which would reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

4.5           Governmental Authorities; Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

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4.6           Brokers’ Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates.

4.7           Shares.  The Shares being transferred pursuant to this Agreement constitute one hundred percent (100%) of the Preferred Stock of the Company, and are convertible into no less than seventy percent (70%) of the outstanding shares of Common Stock as of the date hereof, excluding outstanding options.

ARTICLE V.
MISCELLANEOUS

5.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person (including by courier), (ii) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the Business Day after delivery to a nationally recognized overnight delivery service if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery; (iv) upon receipt of a confirmed transmission, if sent by facsimile transmission; or (v) upon transmission, if sent by electronic mail (so long as confirmation of such transmission is sent within three days thereafter by another delivery method hereunder), in each case to the Parties at the following addresses or to such other addresses as may be furnished by one part to the others in accordance with this Section 5.1:

(a)           If to Kohlberg Parties, to:

Kohlberg & Company, L.L.C.
111 Radio Circle
Mount Kisco, NY  10549
Attention: Chris Anderson
Fax: (914) 241-7476
Email: anderson@kohlberg.com

(b)           If to the Buyer, to:

Victory Park Capital Advisors, LLC
227 W Monroe, Suite 3900
Chicago, IL  60606
Attention: Scott R. Zemnick
Fax: (312) 701-0794
Email: szemnick@vpcadvisors.com

(c)           If to Company, to:

Katy Industries, Inc.
11840 Westline Industrial Dr.
St. Louis, MO 63146
Attention:  David Feldman
Fax: (314) 739-8558
Email: dfeldman@contico.com

or to such other address or addresses as the Parties may from time to time designate in writing.

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5.2           Survival.  The representations and warranties contained in Articles II, III and IV will survive the Closing and will terminate on the date that is two (2) years after the Closing Date.

5.3           Assignment.  No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any attempted assignment without the required consents shall be void; provided that Buyer may, without the prior written consent of any other Party (a) assign any or all of its rights and/or delegate its obligations under this Agreement to one or more of its Affiliates, to any subsequent purchaser of Buyer or the Company or any portion of their respective assets or business (whereupon Buyer shall cease to have any further liability hereunder to the extent that such Affiliate or subsequent purchaser assumes its obligations hereunder) and (b) assign its rights, but not its obligations, under this Agreement in whole or in part to any source of equity or debt financing.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

5.4           Rights of Third Parties.  Except for assignees of this Agreement pursuant to Section 5.3, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement. Subject to the foregoing, no other Person shall be entitled to rely on this Agreement or accrue any benefit, claim or any right whatsoever pursuant to, under, by or through this Agreement.

5.5           Expenses.  Each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

5.6           Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

5.7           Entire Agreement.  This Agreement constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

5.8           Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties.  No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

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5.9           Publicity.  Except to the extent required by applicable Law, all press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of the Buyer and the Seller, which approval shall not be unreasonably withheld by any Party.  For the avoidance of doubt, subject to the express limitations above, nothing in this Section 5.9 shall limit or restrict Buyer or any of their respective Affiliates from making or issuing any press release or public announcement regarding the business, operations or anything else in respect of the Company with respect to matters arising after the Closing.  If a public statement is required to be made by Law, the Parties shall consult with each other in advance as to the contents and timing thereof.

5.10           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

5.11           Jurisdiction; Waiver of Jury Trial.

(a)           Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 5.11.

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(b)           EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.12           Enforcement.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  The Parties acknowledge and agree that (i) the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right the Buyer would not have entered into this Agreement.  Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.

5.13           Counterparts; Electronic Delivery.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties agree that this Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party to any such agreement or instrument, each other Party thereto will re-execute original forms thereof and deliver them to all other Parties.  No Party or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

5.14           Conflict of Interest. The Company acknowledges that (a) Buyer and its Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company or any of its Subsidiaries other than through the Company or any of its Subsidiaries (“Other Business”), (b) Buyer and its Affiliates have and may develop strategic relationships with businesses that are and may be competitive or complementary with the Company or any of its Subsidiaries, (c) neither Buyer nor any of its Affiliates shall be obligated to recommend or take any action that prefers the interests of the Company or any of its Subsidiaries or any stockholder over the interests of Buyer and/or its Affiliates, and the Company hereby waive any applicable fiduciary duty of Buyer and its Affiliates to the Company, any of the Company’s stockholders or any of the Company’s Subsidiaries, including in the event of any such conflict of interest, (d) neither Buyer nor any of its Affiliates will be prohibited by virtue of their investments in the Company or its Subsidiaries or the service of any individual associated with Buyer and/or its Affiliates as a director of the Company or any Subsidiary from pursuing and engaging in any such activities, (e) neither Buyer nor its Affiliates will be obligated to inform or present to the Company or the Board any such opportunity, relationship or investment, and (f) the involvement of Buyer and/or its Affiliates in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company, any of the Company’s stockholders or any of the Company’s Subsidiaries.

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5.15           No Effect Upon Lending Relationships.  Notwithstanding anything to the contrary, nothing contained in this Agreement, the Release, the Second Lien Credit Agreement or otherwise shall affect, limit or impair the rights and remedies of Victory Park Management, LLC or each of the Lenders (as defined therein) party to the Second Lien Credit Agreement (individually, a “Subject Entity” and collectively, the “Subject Entities”), any of their respective Affiliates, funding or financing sources or any other lenders in their capacities as lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has or from time to time will have borrowed money, including, without limitation, the Second Lien Credit Agreement.  Without limiting the generality of the foregoing, neither any Subject Entity nor any such other person, in exercising its rights, remedies or claims as a lender or other creditor, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (a) its status as a direct or indirect equity holder of the Company, (b) the interests of the Company or any of its Subsidiaries, or (c) any duty it may have to any other direct or indirect equity holder of the Company, except, with respect to the foregoing clauses (b) and (c), as may be required under the applicable loan documents or by nonwaivable commercial law applicable to creditors generally.

5.16           Definitions.  As used herein, the following terms shall have the following meanings:

(a)           “Action” means any claim, action, hearing, complaint, suit, audit, assessment, arbitration or inquiry, or any proceeding or investigation, in each case, that is by or before any Governmental Authority.

(b)           “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.  The term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, or by Contract or otherwise.

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(c)           “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

(d)           “Contracts” means any legally binding contracts, agreements, subcontracts, leases, subleases, purchase orders, commitments, indentures, notes, bonds, guarantees, deeds, mortgages, loans, instruments, arrangements, undertakings and licenses, whether written or oral.

(e)           “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, or political subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, including airport authorities, instrumentality, agency, governmental commission, department, board, bureau, agency, court or tribunal, arbitration panel, or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, in each case having jurisdiction with respect to a particular matter.

(f)           “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

(g)           “Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, code, order, judgment, writ, stipulation, award, injunction, decree, arbitration award, Governmental Order or any other legally enforceable requirement or rule of law, in each case, of any Governmental Authority.

(h)           “Lien” means any lien (statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claim, lease, sublease, title defect, charge, option, warrant, right of first refusal, right of first offer, preemptive right, voting trust or agreement, proxy, easement, encroachment, license, right of way, servitude or other lien or restriction of any kind.

(i)           “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

(j)           “Purchase Price” means One Dollar ($1.00).

(k)           “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person, members, equity holders, partners (general and/or limited) and managers, as well as the successors, assigns, heirs, Affiliates and personal representatives of each of the foregoing.

(l)           “Subsidiary” means, with respect to any Person, any other Person (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SELLER:

KKTY HOLDING COMPANY, L.L.C.

By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

KOHLBERG MANAGER:

KOHLBERG & COMPANY, L.L.C.

 By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

KOHLBERG FUNDS:

KOHLBERG INVESTORS IV, L.P.

By: Kohlberg Management IV, L.L.C.
Its: General Partner

By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

[Signature Page to Stock Purchase Agreement]

KOHLBERG TE INVESTORS IV, L.P.

By: Kohlberg Management IV, L.L.C.
Its: General Partner

By: /s/ Shant Mardirossian
Name:Shant Mardirossian
Title: Secretary

KOHLBERG OFFSHORE INVESTORS IV, L.P.

By: Kohlberg Management IV, L.L.C.
Its: General Partner

By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

KOHLBERG PARTNERS IV, L.P.

By: Kohlberg Management IV, L.L.C.
Its: General Partner

By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

KOCO INVESTORS IV, L.P.

By: Kohlberg Management IV, L.L.C.
Its: General Partner

By: /s/ Shant Mardirossian
Name: Shant Mardirossian
Title: Secretary

[Signature Page to Stock Purchase Agreement]

KOHLBERG GP: KOHLBERG MANAGEMENT IV, L.L.C. By: /s/ Shant Mardirossian Name: Shant Mardirossian Title: Secretary

[Signature Page to Stock Purchase Agreement]

BUYER:

VPC SBIC I, LP

By:  Victory Park Capital Advisors, LLC
Its:  Investment Manager

By: /s/ Scott R. Zemnick
Name:  Scott R. Zemnick
Title: General Counsel

COMPANY:

KATY INDUSTRIES, INC.

By: /s/ David J. Feldman
Name: David J. Feldman
Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Form Indemnification Agreement

See Attached.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [_______________], 2016, by and between Katy Industries, Inc., a Delaware corporation (the “Company”), and [___________________] (“Indemnitee”).

RECITALS

A.           The Company expects Indemnitee to join the Company as an officer of the Company and/or a member of the Board of Directors of the Company (the “Company Board”).

B.           The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore may fail to provide directors and officers with adequate guidance regarding the legal risks to which they are exposed and/or the manner in which are expected to execute their fiduciary duties and responsibilities.

C.           The Company recognizes that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the litigation is meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers.

D.           The Company’s bylaws provide for the indemnification by the Company of its officers and directors, but the rights conferred by the Company’s bylaws are not exclusive of any other rights which any officer or director of the Company may have under any agreement with the Company, such as those set forth in this Agreement.

E.           The Company Board has determined that enhancing the ability of the Company to attract and retain qualified personnel to serve as directors and officers is in the best interests of the Company and in order to procure Indemnitee’s service as a director and/or officer of the Company, and to enhance Indemnitee’s ability to serve the Company in an effective manner, the Company seeks to assure Indemnitee that indemnification and insurance coverage is available.

F.           The Company desires and has requested Indemnitee to serve as an officer or director of the Company, and Indemnitee is willing to serve as an officer or director of the Company, if Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.

“Affiliated Stockholder” means the stockholder of the Company named in Schedule A hereto, which has requested that Indemnitee serve on the Company Board.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Business Day” means any day other than Saturday or Sunday or any day that banks in New York, New York are required or permitted to close.

“Change of Control” means the occurrence, after the date of this Agreement, of any of the following events: (i) any Person (other than the Company, a majority-owned Subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as provided in Section 13(d)(3) of the Exchange Act, that was not previously the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities (or securities convertible into voting securities) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities (or securities convertible into voting securities); (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (v) of this sentence) whose election by the Company Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest), cease for any reason to constitute at least a majority of the members of the Board; (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Company Board or other governing body of such surviving entity; (iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

“Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.

“Company Action” means a Proceeding in which a Claim has been brought by or in the name of the Company to procure a judgment in its favor.

“Covered Entity” means (i) the Company, (ii) any Subsidiary or (iii) any other Person for which Indemnitee is or was (or may be deemed to be or have been) at any time serving at the request of the Company, or at the request of any Subsidiary, as a director, officer, employee, controlling person, agent or fiduciary.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company Board but is not a party to any Proceeding then pending with respect to any Indemnification Event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

“Expenses” means any and all direct and indirect fees, costs, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing costs, binding costs, electronic delivery costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including pursuant to Section 2(c) below), Delaware law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; and (vi) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments.  For purposes of clarification, Expenses shall not include Losses.

An “Indemnification Event” shall be deemed to have occurred if Indemnitee was, is or becomes, or is threatened to be made, a party to or witness or other participant in, or was, is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is or was (or may be deemed to be or have been) a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any actual or alleged action or inaction on the part of Indemnitee while serving in any such capacity (including rendering any written statement that is a Required Statement or is made to another officer or employee of the Covered Entity to support a Required Statement).

“Independent Legal Counsel” means an attorney or firm of attorneys designated by the Disinterested Directors (or, if there are no Disinterested Directors, the Company Board) that is experienced in matters of corporate law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event.  For purposes of clarification, Losses shall not include Expenses.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including (i) with respect to a corporation, its certificate of incorporation and bylaws, (ii) with respect to a limited liability company, its certificate of formation and operating (or limited liability company) agreement, and (iii) with respect to a partnership, its certificate of partnership and partnership agreement.

“Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, estate, a joint venture, an unincorporated organization, an employee benefit plan, any other entity or enterprise, or any government or agency or political subdivision thereof.

“Required Statement” means a written statement of a Person that is required to be, and is, filed with the SEC regarding (i) the design, adequacy or evaluation of a Covered Entity’s internal control over financial reporting or disclosure controls and procedures or (ii) the accuracy, sufficiency or completeness of reports or statements filed by a Covered Entity with the SEC pursuant to federal law and/or administrative regulations, including any certification contemplated by Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated pursuant thereto.

“Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of all Disinterested Directors, even if such Disinterested Directors do not constitute a quorum of the Company Board; (ii) a committee of Disinterested Directors, even if such committee members do not constitute a quorum of the Company Board, so long as such committee was designated by a majority of all Disinterested Directors; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, Independent Legal Counsel, in which case the applicable determination shall be provided in a written opinion to the Company Board, with a copy provided to Indemnitee; (iv) the Company’s stockholders, if there are no Disinterested Directors; or (v) if Indemnitee is not a director or officer of the Company at the time of such determination, the Company Board.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means (i) any corporation of which more than ten percent (10%) of the outstanding voting securities is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole and (ii) any limited liability company, partnership, association or other entity of which more than ten percent (10%) of the outstanding membership, partnership or other similar ownership interests is owned directly or indirectly by the Company, and one or more other Subsidiaries, taken as a whole.

2.           Indemnification.

(a)           Indemnification of Losses and Expenses.  If an Indemnification Event has occurred, then, subject to Section 10 and the other provisions of this Agreement below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, against any and all Losses and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Indemnification Event, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, only if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, court order, settlement or conviction, or on plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Limitation with Respect to Company Actions.  Notwithstanding the foregoing, the Company shall not indemnify and hold harmless Indemnitee with respect to any Losses (as opposed to Expenses) in connection with, or arising from, any Company Action.  Furthermore, the Company shall not indemnify and hold harmless Indemnitee with respect to any Expenses in connection with, or arising from, any Company Action as to which Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction, unless, and then only to extent that, any court in which such Company Action was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

(c)           Advancement of Expenses.  To the fullest extent permitted by law and until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, the Company shall advance Expenses to or on behalf of Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee.  Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under this Agreement.

(d)           Contribution.  If, and to the extent, the indemnification of Indemnitee provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction not to be permissible for liabilities arising under federal securities laws or ERISA, then the Company, in lieu of indemnifying Indemnitee under this Agreement, shall contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the action or inaction that resulted in such Losses or Expenses, as well as any other relevant equitable considerations.  The relative fault of the Covered Entities and all officers, directors or employees of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  Notwithstanding the foregoing, no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e)           Indemnification of Affiliated Stockholder.  If (i) Indemnitee is or was affiliated with the Affiliated Stockholder, and (ii) the Affiliated Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Affiliated Stockholder’s position as a stockholder of, or lender to, the Company, or Affiliated Stockholder’s appointment of or affiliation with Indemnitee or any other director, including, without limitation, any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Affiliated Stockholder will be entitled to indemnification hereunder for Losses and Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of the Affiliated Stockholder. The Company and the Indemnitee agree that the Affiliated Stockholder is an express third-party beneficiary of this Section 2(e).

3.           Indemnification Procedures.

(a)           Notice of Indemnification Event. Indemnitee shall give the Company notice as soon as reasonably practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder; provided, however, that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.

(b)           Notice to Insurers. If, at the time the Company receives notice of an Indemnification Event pursuant to Section 3(a) above, the Company has liability insurance in effect that may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the applicable insurers in accordance with the procedures set forth in each of the applicable policies of insurance.  The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, for the benefit of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided, however, that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided herein.

(c)           Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company; provided, however, that such counsel shall be subject to the prior written approval of Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed.  After the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided, that (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company with respect to the period after the Company has retained counsel to defend such Claim and such authorization has not been withdrawn, (B) counsel for Indemnitee shall have provided the Company with a written legal opinion that there is, or there is reasonably likely to be, a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(d)           Settlement of Claims. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of Indemnitee, nor shall the Company settle any Claim in any manner which would (i) impose any fine or obligation on Indemnitee that is not indemnified by the Company hereunder, (ii) impose any non-monetary sanction on Indemnitee, or (iii) require any admission of fault or culpability of Indemnitee, without Indemnitee’s prior written consent.

4.           Determination of Right to Indemnification.

(a)           Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a) or 2(b), the Company shall indemnify Indemnitee against all Losses and Expenses incurred by Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved Claim.

(b)           Other Proceedings. In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee, unless and to the extent a Reviewing Party chosen pursuant to Section 4(c) determines that Indemnitee has not met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to such indemnification.

(c)           Reviewing Party Determination. If, and to the extent, any applicable law requires the determination that Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to any such indemnification, a Reviewing Party chosen by the Company Board (provided, that following a Change of Control, such Reviewing Party shall, at the written election of Indemnitee, be an Independent Legal Counsel) shall make such determination in writing, subject to the following:

(i)           A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s evidence that Indemnitee has met the applicable standard of conduct.

(ii)           If the Reviewing Party pursuant to this Section 4(c) is to be an Independent Legal Counsel, the Independent Legal Counsel shall be selected as provided in this Section 4(c)(ii).  The Independent Legal Counsel shall be selected by the Company Board, and the Company Board shall provide written notice of such selection to Indemnitee.  Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the initial notice provided by the Company Board to Indemnitee of the initial selection of an Independent Legal Counsel, no Independent Legal Counsel shall have been selected by the Company Board and not objected to by Indemnitee, either the Company Board or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company Board’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel and the Reviewing Party pursuant to this Section 4(c).  The Company shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to this Section 4(c), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 4(c)(ii), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(iii)           Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of a Covered Entity, including its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser, investment banker or other expert selected by a Covered Entity, except, and then only to the extent, that Indemnitee knew or had reason to know that such records or books of account of a Covered Entity, information supplied by the officers or employees of a Covered Entity, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser, investment banker or other expert were materially false or materially inaccurate.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity (other than Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 4(c)(iii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company.  Any Person seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence.

(iv)           If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after being chosen as the Reviewing Party, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iv) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II) a special meeting of stockholders is called by the Company Board for such purpose within thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV) such determination is made thereat.

(d)           Appeal to Court. Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement, provided that Indemnitee commences any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination.  In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.

(e)           Presumption of Success. The Company hereby acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, unless there has been a finding (either adjudicated or pursuant to Section 4(c) above) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable cause to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof, and the burden of persuasion, by clear and convincing evidence.

5.           Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Subrogation.

(a)           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity (including the Company’s bylaws), any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal.  In the event of any change after the date of this Agreement in any applicable law, statute or rule that permits greater indemnification than would be afforded currently under the Organizational Documents of any Covered Entity and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.  The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

(b)           The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Affiliated Stockholder, Victory Park Capital Advisors, LLC and/or certain of their affiliates (“Fund Indemnitors”). The Company hereby agrees that it (i) is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses and Expenses to the extent legally permitted and as required by the terms of this Agreement and the Organizational Documents of any Covered Entity (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by any Fund Indemnitor on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and that the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 5(b).

(c)           Except as provided in Section 5(b), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6.           Additional Indemnification Rights.  In addition, the Company hereby agrees to indemnify (and advance Expenses to) Indemnitee to the fullest extent permitted by law, even if such indemnification and advancement of Expenses is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law.  In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 10(a) hereof.

7.           No Duplication of Payments.  Except as provided in Section 5(b), the Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.

8.           Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification by the Company is not permissible for liabilities arising under certain federal securities laws, and that federal legislation prohibits indemnification for certain ERISA violations.  Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and that any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

9.           Liability Insurance. The Company shall obtain and maintain in full force and effect, at the Company’s expense, liability insurance applicable to directors and officers from established and reputable insurers, in such amount, and otherwise on such terms, as are determined in good faith by the Company Board.  Indemnitee shall be covered by such policy or policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company, or of the Company’s officers, if Indemnitee is not a director of the Company.  The Company shall advise Indemnitee as to the terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 9 and shall promptly notify Indemnitee if, at any time, any such insurance policy will expire or be terminated, the amount of coverage under any such insurance policy will be decreased or the terms of any such insurance policy will materially change.

10.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a)           against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Company Board has approved specifically the initiation or bringing of such Claim; or

(b)           if, and to the extent, that a court of competent jurisdiction enters a judgment that such indemnification is not lawful, except to the extent such judgment is later reversed on appeal.

11.           Miscellaneous.

(a)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.  This Agreement and any other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(b)           Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto, the Affiliated Stockholder as provided  in Section 2(e), the Fund Indemnitors as provided in Section 5(b) and their respective successors and assigns (including with respect to the Company, any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, and personal and legal representatives.  The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, or substantially all, of the business and/or assets of the Company, to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity.

(c)           Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) Business Day after the Business Day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) Business Day after the Business Day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to Indemnitee’s address or facsimile number (as applicable) as set forth beneath Indemnitee’s signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or to such other address or facsimile number (as applicable) as such party may designate to the other party hereto.

(d)           Enforceability.  The Company hereby represents and warrants that this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Company agrees that it will not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

(e)           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any Proceeding that arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware.  THE COMPANY AND INDEMNITEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)           Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee, on the one hand, or the Affiliated Stockholder or Fund Indemnitors, on the other hand, shall in no way affect the validity or enforceability of any provision hereof as to the other.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the purposes manifested by the provision held invalid, illegal or unenforceable.

(g)           Choice of Law.  This Agreement shall be governed by, and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(h)           Interpretation.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.”  The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” will be inclusive and not exclusive unless the context requires otherwise.

(i)           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby.  Notice of the same shall be provided to all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(j)           No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or to continue in the employ or service of any Covered Entity.

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In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

KATY INDUSTRIES, INC.

By: _____________________________
Name:
Title:

INDEMNITEE:

_____________________________
[                      ]

Fax: [____-____-_____]
Address:            [__________________________]
[__________________________]
[__________________________]

[Signature Page to Indemnification Agreement]